Exhibit 99.1

Investor Contact:

Kristine Mozes

Mozes Communications LLC

(781) 652-8875

PortalPlayer, Inc. Names William J. Dally To Board of Directors

The Chairman of Stanford University’s Computer Science Department Joins

PortalPlayer’s Board

SAN JOSE, Calif. – January 23, 2006 – PortalPlayer, Inc. (NASDAQ: PLAY), a leading supplier of semiconductor, firmware and software solutions for personal media players and secondary display-enabled notebook computers, today announced the appointment of William J. Dally, 45, as a new independent member of PortalPlayer’s board of directors.

“We are proud to have Bill join our board of directors,” said Richard Sanquini, PortalPlayer’s chairman of the board. “As chairman of Stanford’s department of computer science, he brings extensive experience in computer science and electrical engineering. His vision and technical talent will provide PortalPlayer with a long-term view of new technologies to help us to continue to innovate in the digital media space.”

“PortalPlayer is a leader in the fast-growing and highly-innovative portable multimedia market,” said Professor Dally. “I am thrilled to be joining PortalPlayer’s Board to help the company continue to develop market-leading technologies that shape the way consumers use portable multimedia devices in the future.”

Prof. Dally is the Williard R. and Inez Kerr Bell professor of engineering and chairman of the Department of Computer Science at Stanford University. He is a fellow of the Institute of Electrical and Electronics Engineers (IEEE), a fellow of the Association for Computing Machinery (ACM) and has received numerous honors, including the IEEE Seymour Cray Award and the ACM Maurice Wilkes award. Prof. Dally currently leads projects on high-speed signaling, computer architecture, network architecture and programming systems. He has published more than 170 papers in these areas and is an author of the textbooks Digital Systems Engineering and Principles and Practices of Interconnection Networks. Prior to joining Stanford in 1997, Prof. Dally was a professor at the Massachusetts Institute of Technology for 11 years. He also co-founded Velio Communications, a leading provider of high-speed interconnect and switch fabric that was acquired by LSI Logic in 2004, and Stream Processors, Inc., a fabless semiconductor company providing high-performance, highly-efficient signal and image processors. Prof. Dally has a BS in electrical engineering from Virginia Polytechnic Institute, an MS in electrical engineering from Stanford University and a Ph.D. in computer science from the California Institute of Technology.

About PortalPlayer

PortalPlayer develops semiconductor, firmware and software platforms for portable multimedia products such as personal media players and secondary display enabled notebook computers. PortalPlayer products empower consumers to quickly and easily manage, enjoy and have access to multimedia content and other forms of information. PortalPlayer is headquartered in San Jose, Calif., with offices in Kirkland, Wash., Taipei, Taiwan and Hyderabad, India. For more information, visit www.portalplayer.com.

Safe Harbor Statement

Except for the historical information contained herein, the matters set forth in this press release, including, but not limited to, statements regarding the anticipated benefits from the addition of the new board member and the Company’s ability to innovate and develop market-leading technologies and products in the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “believes,” “anticipates,” “plans,” “expects,” “will,” “designed to,” “forward” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance. Actual results could differ materially from those discussed in these forward-looking statements as a result of risks and uncertainties, including, among others, the market for personal media players, manufacturing and supply risks, PortalPlayer’s ability to keep pace with rapid technological change, the semiconductor industry and international operations, and other risks and uncertainties detailed in PortalPlayer’s quarterly report on Form 10-Q for the quarter ended September 30, 2005 and from time to time in PortalPlayer’s SEC filings. These forward-looking statements speak only as of the date hereof. PortalPlayer does not undertake any obligation to update forward-looking statements.

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